UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NANOGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Nanogen, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Nanogen, Inc.

Commission File No.: 000-23541

The following is the text of a press release issued by Nanogen, Inc. on December 10, 2007:

Contacts:	Robert Saltmarsh	Kelly Goodwin Gann
	Chief Financial Officer	Marketing Communications
	Nanogen, Inc.	Nanogen, Inc.
	858-410-4600	858-410-4688
kgann@nanogen.com

NANOGEN, INC. FILES PRELIMINARY PROXY STATEMENT

SAN DIEGO (December 10, 2007) – Nanogen, Inc. (Nasdaq: NGEN), developer of advanced diagnostic products, announced that it has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement for a special meeting of its stockholders. At the special meeting, the stockholders will be asked to approve a series of measures that the company believes will increase the financing alternatives available to it, including approval of the company’s debt financing in August 2007 and approval of an increase in the number of its authorized shares of common stock. Additionally, the company is seeking stockholder approval for the Board of Directors at their discretion during the next year to effect a reverse split of its common stock in order to improve trading of its stock and to maintain its listing on the Nasdaq Global Market. Details of these proposals will be included in the definitive proxy statement that will be mailed to stockholders.

Approval of the proposals set forth in the proxy statement is an important and continuing component of the company’s restructuring activities announced in September 2007. The restructuring is expected to reduce expenses by over $20 million per year and to significantly reduce the cash required to fund the business until positive cash flow is achieved. The company expects to achieve cash flow breakeven in late 2008 and will seek stockholder approval of measures that it believes will enable the company to finance itself as a component of future success.

The date of the special meeting of stockholder meeting will be specified in the definitive proxy statement that will be mailed to stockholders following the SEC’s review of the preliminary proxy statement or, alternatively, the SEC’s election not to review the preliminary proxy statement.

About Nanogen, Inc.

Nanogen’s advanced technologies provide researchers, clinicians and physicians worldwide with improved methods and tools to predict, diagnose, and ultimately help treat disease. The company’s products include real-time PCR reagents and kits based on the Company’s proprietary probe technology branded as MGB Alert® and Q-PCR Alert, and a line of rapid point-of-care diagnostic tests used in urgent care settings to aid in the diagnosis of heart failure conditions. Nanogen’s ten years of pioneering research involving nanotechnology holds the promise of miniaturization and continues to be supported for its potential for diagnostic and biodefense applications. For additional information please visit Nanogen’s website at www.nanogen.com.

Important Additional Information Will Be Filed with the SEC

Nanogen and its directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of stockholders. Nanogen will file with the SEC and mail to its stockholders definitive proxy statement for the special meeting of the stockholders. The definitive proxy statement will contain important information regarding the participants in the solicitation and proposals submitted to the stockholders for approval at the special meeting.

Stockholders of Nanogen are advised to read the definitive proxy statement when it becomes available. Stockholders of Nanogen may obtain, free of charge once they become available, copies of the definitive proxy statement and other documents filed by Nanogen with the SEC at the internet website maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge by calling investor relations at Nanogen at (858) 410-4600.

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including those relating to the need for additional financing, reduction of expenses after restructuring activity, anticipated cash flow and profit, delisting from the NASDAQ Global Market, whether products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, and other risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

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